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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM   8-K
CURRENT REPORT


September 30, 1996
Date of Report
(Date of earliest event reported)


Commission file number:  0-24170


SIGMA CIRCUITS, INC.
(Exact name of registrant as specified in its charter)


         Delaware                           77-0107167
(State or other jurisdiction           (I.R.S. Employer
of incorporation organization)         Identification Number)




393 Mathew Street
Santa Clara, California 95050
(408) 727-9169
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Item 5:   Other Events

The matter discussed herein contains forward-looking statements which involve risks and uncertainties and actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to the ability of management to integrate the two companies successfully, the timing and volume of orders, product mix and capacity utilization. These factors are fully discussed in the Company's regular financial filings with the Securities and Exchange Commission. Further, the Company will not undertake any obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances which occur after the date hereof or to reflect the occurrence of unanticipated events.

Continental  Circuits  Corp.  (Nasdaq: CCIR) and Sigma Circuits,  Inc.  (Nasdaq:
SIGA) jointly announced that they have signed a letter of intent whereby Continental Circuits will acquire all of the outstanding shares of Sigma Circuits in exchange for Continental Circuits' stock. Under the terms of the exchange, Sigma Circuits shareholders would received 0.70 shares of Continental Circuits' stock for each share of Sigma Circuits' stock. For its fiscal year ended June 30, 1996, Sigma Circuits reported revenues of $87.7 million while Continental Circuits reported revenues of $108.3 million for its fiscal year ended July 31, 1996.

Located in Santa Clara, California, Sigma Circuits, Inc. is a leading quick-turn manufacturer of electronic interconnect products including multilayer printed circuit boards ("PCBs"), backplane assemblies and flexible circuits. Based in Phoenix, Arizona, Continental Circuits Corp. is a leading high-volume, high-technology manufacturer of complex, multilayer PCBs. Each company's products are used by original equipment manufacturers and contract manufacturers engaged in the data communications, telecommunications, computer, peripherals, instrumentation and medical segments of the electronics industry.

Drawing from a consolidated, complementary customer base, the combined entity will be well positioned to serve as a "one-stop" provider of electronic interconnect products and services, offering prototype, quick-turn and volume production of PCBs, flexible circuits, backplane assemblies, sub-assemblies, and complete systems. The combined entity is expected to benefit from enhanced technological, production and cost synergies. Subject to the execution of a definitive agreement and regulatory and shareholder approval, the acquisition is scheduled for completion by early calendar year 1997.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, County of Santa Clara, State of California, on the 2nd day of October, 1996.

                                 Sigma Circuits, Inc.
                                     (Registrant)



                                 By      /s/ B. Kevin Kelly
                                      B. Kevin Kelly
                                      President, Chief Executive Officer
                                      and Director




                                 By      /s/ Philip S. Bushnell
                                      Philip S. Bushnell
                                      Senior Vice President, Finance
                                      and Administration, Chief Financial
                                      Officer, Secretary and Director



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